EXHIBIT 10(e)

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made and effective this 15 day of August, 1996, by and between Guardian International, Inc. ("Company") and Richard Ginsburg ("Executive").

NOW, THEREFORE, the parties hereto agree as follows:

1. EMPLOYMENT.

Company hereby agrees to initially employ Executive as its President of the Company and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2.  DUTIES OF EXECUTIVE.

The duties of Executive shall include the performance of all of the duties typical of the office held by Executive as described in the bylaws of Company and such other duties and projects as may be assigned by a superior officer of Company, if any, or the board of directors of the Company. Executive shall devote his entire productive time, ability and attention to the business of Company and shall perform all duties in a professional, ethical and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of the Company.

3.  COMPENSATION.

Executive will be paid compensation during this Agreement as follows:

A. A base salary of ninety thousand ($90,000) per year, payable in installments according to Company's regular payroll schedule. The base salary shall be adjusted at the end of each year of employment at the discretion of the board of directors and said salary shall not be reduced below the initial base salary.

4.  BENEFITS.

A. VACATION. Executive shall be entitled to fourteen (14) paid vacation days each year.

B. SICK LEAVE. Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.


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C. PENSION AND PROFIT SHARING PLANS. Executive shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its officers and/or regular employees.

D. EXPENSE REIMBURSEMENT. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipts as required by Company policy and reasonably requested by the board of directors to substantiate such expenses.

E. AUTOMOBILE. Company will provide to Executive the use of an automobile of Executive's choice at a monthly installment or lease payment. Company agrees to replace the automobile with a new one at Executive's request no more often than once every two years. Company will pay all automobile operating expenses incurred by Executive in the performance of an Executive's company duties. Company will procure and maintain in force an automobile liability policy for the automobile with coverage, including Executive, in the minimum amount of $1,000,000 combined single limit on bodily injury and property damage.

5.  TERM AND TERMINATION.

A. The Initial Term of this Agreement shall commence on AUGUST 15, 1996 and it shall continue in effect for a period of Five (5) years. Thereafter, the Agreement shall be renewed upon the mutual agreement of Executive and Company. This Agreement and Executive's employment may be terminated at Company's discretion during the Initial Term, provided that Company shall pay to Executive an amount equal to payment at Executive's base salary rate for the remaining period of Initial Term.

B. In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

C. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Company guarantees that the transferee or surviving company is bound by the provisions of this Agreement.

D. In the event Executive terminates this agreement or is subject to termination under paragraph B. above, and because executive has had access to information pertaining to the business of the Company which may be secret and confidential, including the names, addresses and other data pertaining to customers and employees, and formulas, the Executive agrees that, effective upon the date of this Agreement, and for a period of two (2) years from the date of termination from this Agreement, he will not, in or with respect to any geographical area where the Company does

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business, directly or indirectly, be financially interested in, or represent or render any advice or services to, any other business which is competitive with that of the Company, nor remove from the Company's premises either originals or copies in any form of the names, addresses or telephone numbers of any customers or employees of the Company or any other confidential or proprietary information; provided, however, that the foregoing restriction shall not preclude the Executive from the ownership of less than two (2%) percent of the voting securities of any company whose securities are traded on a national securities exchange or in the over the counter market, even if its business competes with that of the Company. Further, the Executive agrees that, in the event he shall violate any of the restrictions of this Section, Company will be without adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damage without prejudice to any other remedies it may have at law or in equity.

6.  NOTICES.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

If to Company:

Guardian International, Inc.
3880 N. 28 Terrace
Hollywood, FL
33020-1118

If to Executive:

Mr. Richard Ginsburg
P.O. Box 800207
Miami, FL
33280-0207

7.  FINAL AGREEMENT.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

8.  GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the laws of the state of Florida.


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9.  HEADINGS.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10.  NO ASSIGNMENT.

Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

11.  SEVERABILITY.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  ARBITRATION.

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Florida, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. The prevailing party shall be entitled to costs plus expenses, including attorney fees, associated with arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Guardian International Inc., A Nevada Corporation


By: /s/ HAROLD GINSBURG
   ------------------------
    Authorized Signature


/s/ RICHARD GINSBURG
---------------------------
         Richard Ginsburg


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